As filed with the Securities and Exchange Commission on December 29, 1999
                                                      Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            -----------------------

                               INGRAM MICRO INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                      5045                   62-1644402
(State or other jurisdiction      (Primary Standard         (I.R.S. Employer
     of incorporation or      Industrial Classification   Identification Number)
         organization)               Code Number)
                              1600 E. St. Andrew Place
                                Santa Ana, CA 92705
                                   (714) 566-1000
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

     James E. Anderson, Jr., Esq.                 With copies to:
   Senior Vice President, Secretary           Francis J. Morison, Esq.
         and General Counsel                   Davis Polk & Wardwell
          Ingram Micro Inc.                     450 Lexington Avenue
       1600 E. St. Andrew Place               New York, New York 10017
         Santa Ana, CA 92705                       (212) 450-4000
            (714) 566-1000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

        Approximate date of commencement of proposed sale to the public:

   As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

                            -----------------------

                                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                             Proposed
                                                              Maximum           Proposed Maximum
      Title of Each Class               Amount to be      Offering Price Per       Aggregate           Amount of
of Securities to be Registered           Registered            Unit (1)         Offering Price (1)   Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per      1,500,000 shares    $     12.4375         $  18,656,250        $    4,925.25
   share............................
=====================================================================================================================
(1)   Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 (c) under the Securities Act of
      1933, based upon the average of the high and low sale prices for the common stock included on the New York Stock Exchange on December 28,
      1999.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

===============================================================================

                                   PROSPECTUS

                               INGRAM MICRO INC.

                   1,500,000 SHARES OF CLASS A COMMON STOCK,

                           PAR VALUE $0.01 PER SHARE

     This prospectus relates to the offering for resale of the shares of Class A common stock, par value $0.01 per share, of Ingram Micro Inc., a Delaware corporation. Ingram Micro issued a warrant to purchase 1,500,000 shares of its Class A common stock to SOFTBANK Corp., a Japanese corporation, in a transaction exempt from the registration requirements of the Securities Act of 1933, on December 3, 1999 and has agreed to register those shares pursuant to a registration agreement dated December 3, 1999 between Ingram Micro and SOFTBANK.

     The selling shareholders may offer and sell the shares from time to time pursuant to this prospectus. The term selling shareholders refers to SOFTBANK, together with its transferees, pledgees, donees, successors or assigns, and any other person who becomes a party to or agrees to be bound by the registration agreement. The offered shares may be offered and sold by the selling shareholders from time to time directly to purchasers or through underwriters, broker/dealers or agents at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. See "Plan of Distribution" and "Selling Shareholders." If required, the names of any underwriters, broker/dealers or agents, any discounts, commissions and other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers will be set forth in an accompanying supplement to this prospectus. The selling shareholders will receive all of the net proceeds from the sale of the offered shares and will pay all underwriting discounts and selling commissions, if any, applicable to any sale. Ingram Micro is responsible for payment of all other expenses incident to the offer and sale of the offered shares. The selling shareholders and any underwriters, broker/dealers or agents that participate in the distribution of offered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of offered shares by any selling shareholder and any discounts, commissions, concessions or other compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

     Prospective investors should carefully consider the matters discussed under the caption "Risk Factors" commencing on page 6.

     Ingram Micro's common stock is listed on the New York Stock Exchange under the symbol "IM."

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is December 29, 1999.

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----
Where You Can Find More Information..................................3
Incorporation of Certain Documents by
     Reference.......................................................3
Forward-Looking Statements...........................................4
Prospectus Summary...................................................5
Risk Factors.........................................................6
Use of Proceeds......................................................7
Dividend Policy......................................................7
Description of Capital Stock.........................................8
Selling Shareholders................................................13
Plan of Distribution ...............................................14
Legal Matters.......................................................15
Experts.............................................................15

                            -----------------------
    This prospectus includes or incorporates by reference various trademarks and service marks owned or licensed by Ingram Micro Inc.
                            -----------------------

                      WHERE YOU CAN FIND MORE INFORMATION

     Ingram Micro is subject to the informational requirements of the Securities Exchange Act of 1934, and files annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee, by writing to the SEC. In addition, you can inspect reports, proxy statements and other information concerning Ingram Micro at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Ingram Micro has filed with the SEC a registration statement on Form S-3. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts or other documents, these references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement and the exhibits at the SEC's public reference room in Washington, D.C. at the above location and at the SEC's regional offices in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Ingram Micro's SEC filings and the registration statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov. Copies of the registration statement and exhibits are also on file at the NYSE and may be obtained at the above location.

                            -----------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the SEC by Ingram Micro pursuant to the Exchange Act (Exchange Act File Number: 001-12203) are incorporated by reference in this prospectus:

          (1) Ingram Micro's Annual Report on Form 10-K for the fiscal year ended January 2, 1999, filed with the SEC on April 1, 1999.

          (2) Ingram Micro's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 1999, filed with the SEC on May 18, 1999.

          (3) Ingram Micro's Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 1999, filed with the SEC on August 17, 1999.

          (4) Ingram Micro's Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 1999, filed with the SEC on November 16, 1999.

          (5) Ingram Micro's Proxy Statement in connection with its 1999 Annual Meeting of Shareowners held on May 19, 1999 filed with the SEC on April 19, 1999.

          (6) The description of Ingram Micro's common stock contained in its Exchange Act registration statement on Form 8-A dated September 19, 1996, filed with the SEC pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating this description.

          (7) All other reports filed by Ingram Micro pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 29, 1999 and prior to the termination of this offering of the shares offered by this prospectus.

     Information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated by reference in this prospectus will be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this prospectus.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Ingram Micro Inc., 1600 E. St. Andrew Place, Santa Ana, CA 92705, Attention: Vice President, Investor and Corporate Communications (telephone number: (714) 566-1000).

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Investors are cautioned that these statements included or incorporated by reference in this prospectus are forward-looking statements that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are based on current expectations and projections about the technology distribution industry and assumptions made by Ingram Micro's management and are not guarantees of future performance.

     Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements due to factors such as:

     o    continued pricing and margin pressures,

     o    intense competition,

     o    fluctuations in quarterly results,

     o the potential decline as well as seasonal variations in demand for Ingram Micro's products,

     o    the capital intensive nature of Ingram Micro's business,

     o    management of growth and acquisitions,

     o    dependence on information systems,

     o    exposure to foreign markets,

     o    dependence on key individuals,

     o    dependence on key suppliers and product supply shortages,

     o    risk of declines in inventory value,

     o    dependence on independent shipping companies,

     o    rapid technological change, and resulting obsolescence risks,

     o    failure to achieve substantial Year 2000 readiness,

     o any reduction of floor planning financing for Ingram Micro's master reseller business, and

     o other risk factors identified in "Risk Factors" and elsewhere in this prospectus.

     Ingram Micro undertakes no obligation to update any forward-looking statements in this prospectus.

     Except as otherwise indicated, all references to the "Company," "we," "us," or "Ingram Micro" mean Ingram Micro Inc. and its consolidated subsidiaries, unless the context otherwise requires.

                               PROSPECTUS SUMMARY

     The following information is qualified in its entirety by the more detailed financial and other information appearing elsewhere in this prospectus and in the documents incorporated by reference in this prospectus.

                                  THE COMPANY

     Ingram Micro is the leading wholesale distributor of computer-based technology products and services worldwide. Ingram Micro markets microcomputer hardware, networking equipment, and software products to more than 140,000 reseller customers in more than 130 countries. As a wholesale distributor, we market our products to resellers as opposed to marketing directly to end-user customers.

                                  THE OFFERING

Securities Offered..............     1,500,000 shares of common stock which may be issued
                                     to SOFTBANK pursuant to a warrant dated December 3,
                                     1999. See "Description of Capital Stock."

Use of Proceeds.................     Ingram Micro will not receive any proceeds from the sale
                                     by the selling shareholders of the offered shares.

Registration Agreement..........     Ingram Micro has agreed to use its reasonable best efforts to keep effective a registration statement of which this
                                     prospectus forms a part covering resales of the offered
                                     shares for a period commencing on the date on which this
                                     registration statement is effective and ending on
                                     December 3, 2005, or an earlier date on which all of the
                                     offered shares have been sold or cease to be registrable
                                     securities, by the terms of the registration agreement.  See
                                     "Description of Capital Stock - Registration Agreement."

                                  RISK FACTORS

     In addition to the risk factors and other information included or incorporated by reference in this prospectus, including the information contained in Exhibit 99.01 to Ingram Micro's 1998 Form 10-K and any future updates to that exhibit, prospective investors should carefully consider the following risk factors in connection with an investment in the offered shares. This prospectus, including the documents incorporated by reference in this prospectus, contains forward-looking statements that involve risks and uncertainties. The statements contained in this prospectus or incorporated by reference in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including without limitation, statements regarding Ingram Micro's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document or incorporated by reference in this prospectus are based on information available to Ingram Micro on the date hereof, and we assume no obligation to update any of these forward-looking statements. Ingram Micro's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this prospectus.

     The Ingram family stockholders own 86.2% of the aggregate voting power of the Ingram Micro common equity, and are parties to a board representation agreement that contains various anti-takeover provisions. As of November 30, 1999, Martha R. Ingram, her children, certain trusts created for their benefit, and two charitable trusts and a foundation created by the Ingram family held 108,363 shares of common stock, including 15,673 shares issuable for stock options exercisable within 60 days of November 30, 1999, in the aggregate and 69,385,976 shares of Class B common stock in the aggregate, amounting to 86.2% of the aggregate voting power of the Ingram Micro common equity. We refer to these stockholders in this prospectus as the Ingram family stockholders. Ingram Industries Inc., Ingram Micro's former parent, which is controlled by the Ingram family stockholders, held 231,000 shares of common stock as of November 30, 1999. In addition, Ingram Entertainment Inc., which is controlled by David
B. Ingram, held 2,901 shares of common stock as of November 30, 1999.

     The Ingram family stockholders have entered into a board representation agreement with Ingram Micro, which provides that certain types of corporate transactions, including:

     o    transactions involving the potential sale or merger of Ingram Micro,

     o    the issuance of additional equity, warrants, or options,

     o    certain acquisitions, or

     o    the incurrence of significant indebtedness,

may not be entered into without the written approval of at least a majority of the voting power held by certain of the Ingram family stockholders acting in their sole discretion. In addition, the board representation agreement provides for the election of certain directors designated by the Ingram family stockholders. See "Description of Capital Stock - Board Representation Agreement." Voting control by the Ingram family stockholders may discourage certain types of transactions involving an actual or potential change of control of Ingram Micro, including transactions in which the holders of the common stock might receive a premium for their shares over the prevailing market price of the common stock. In addition, certain provisions of the Delaware General Corporation Law and Ingram Micro's certificate of incorporation may make any attempt to obtain control of Ingram Micro more difficult. See "Description of Capital Stock."

     The market price of Ingram Micro's common stock has experienced significant fluctuations and may continue to fluctuate significantly. The market price of the shares may be significantly affected by quarterly variations in Ingram Micro's results of operations, changes in earnings estimates by market analysts, conditions in the personal computer and technology industries, general market or economic conditions, among other factors. Statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the market in which Ingram Micro does business or relating to us specifically could result in an immediate and adverse effect on the market price of the shares. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many companies in technology-related industries, often unrelated to the operating performance of the specific companies. There can be no assurances that the market price of the shares will not decline below the levels prevailing at the time of purchase of offered shares under this prospectus.

                                USE OF PROCEEDS

     Ingram Micro will not receive any proceeds from the sale by the selling shareholders of the offered shares.

                                DIVIDEND POLICY

     Ingram Micro has never declared or paid any dividends on its capital stock other than a distribution of $20 million to Ingram Industries in connection with its split-off from Ingram Industries in 1996. We currently intend to retain our future earnings to finance the growth and development of our business and therefore do not anticipate declaring or paying cash dividends on our capital stock for the foreseeable future. Any future decision to declare or pay dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the board of directors deems relevant. In addition, certain of Ingram Micro's debt facilities contain restrictions on the declaration and payment of dividends.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of Ingram Micro consists of 265,000,000 shares of Class A common stock, par value $0.01 per share, of which 70,820,934 shares were issued and outstanding as of November 30, 1999, and 135,000,000 shares of Class B common stock, par value $0.01 per share, of which 73,380,871 shares were issued and outstanding as of November 30, 1999. We refer to the Class A common stock as common stock, and we refer to the Class A common stock together with the Class B common stock as the common equity in this prospectus. In addition, the certificate of incorporation authorizes the issuance by Ingram Micro of up to 1,000,000 shares of preferred stock, par value $0.01 per share, on terms determined by our board of directors. The following description is a summary of the capital stock of Ingram Micro and is subject to and qualified in its entirety by reference to the provisions of the certificate of incorporation and the amended and restated bylaws of Ingram Micro, which have been filed or incorporated by reference as exhibits to the registration statement.

Common Equity

     The shares of common stock and Class B common stock are identical in all respects, except for voting rights and certain conversion rights, as described below.

     Voting Rights. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of Ingram Micro's shareowners, including the election of directors, and each share of Class B common stock entitles the holder to ten votes on each of these matters. Except as required by applicable law, holders of the common stock and Class B common stock vote together as a single class on all matters submitted to a vote of the shareowners of Ingram Micro. There is no cumulative voting. See "Risk Factors - The Ingram family stockholders own 86.2% of the aggregate voting power of the Ingram Micro common equity, and are parties to a board representation agreement that contains various anti-takeover provisions."

     Subject to New York Stock Exchange requirements, for so long as there are any shares of Class B common stock outstanding, any action that may be taken at a meeting of the shareowners may be taken by written consent in lieu of a meeting if Ingram Micro receives consents signed by shareowners having the minimum number of votes that would be necessary to approve the action at a meeting at which all shares entitled to vote on the matter were present and voted. This could permit certain holders of Class B common stock to take action regarding certain matters without providing other shareowners the opportunity to voice dissenting views or raise other matters. The right to take this action by written consent of shareowners will expire when all outstanding shares of Class B common stock cease to be outstanding.

     Dividends, Distributions, and Stock Splits. Holders of common stock and Class B common stock are entitled to receive dividends at the same rate if, as, and when any dividends are declared by the board of directors out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any.

     In the case of dividends or distributions payable in common stock or Class B common stock, only shares of common stock will be distributed with respect to the common stock and only shares of Class B common stock will be distributed with respect to the Class B common stock. In the case of dividends or other distributions consisting of other voting shares of Ingram Micro, we will declare and pay these dividends in two separate classes of such voting securities, identical in all respects, except that the voting rights of each security paid to the holders of the common stock shall be one-tenth of the voting rights of each security paid to the holders of Class B common stock, and each security paid to the holders of Class B common stock shall convert into the security paid to the holders of the common stock upon the same terms and conditions applicable to the Class B common stock. In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, voting securities of Ingram Micro, we will provide that these convertible or exchangeable securities and the underlying securities be identical in all respects, except that the voting rights of each security underlying the convertible or exchangeable security paid to the holders of the common stock shall be one-tenth of the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class B common stock, and the underlying securities paid to the holders of Class B common stock shall convert into the security paid to the holders of the common stock upon the same terms and conditions applicable to the Class B common stock.

     Neither the common stock nor the Class B common stock may be subdivided or combined in any manner unless the other class is subdivided or combined in the same proportion.

     Conversion.  The common stock has no conversion rights.

     The Class B common stock is convertible into common stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of common stock for each share of Class B common stock converted. Each share of Class B common stock will also automatically convert into one share of common stock upon the earliest to occur of:

          (1)  November 6, 2001;

          (2) the sale or transfer of a share of Class B common stock (a) by a holder that is a party to the board representation agreement, as described below, to any person that is not an affiliate, spouse or descendant of that holder, their estates or trusts for their benefit or any other party to the exchange agreement which effected the split-off from Ingram Industries in 1996 or (b) by any other holder, to a holder that is not the spouse or descendant of that holder or their estates or trusts for their benefit; and

          (3) the date on which the number of shares of Class B common stock then outstanding is less than 25% of the aggregate number of shares of common equity then outstanding.

     Liquidation. In the event of any dissolution, liquidation, or winding up of the affairs of Ingram Micro, whether voluntary or involuntary, after payment of our debts and other liabilities and making provision for the holders of preferred stock, if any, the remaining assets of Ingram Micro will be distributed ratably among the holders of the common stock and the Class B common stock, treated as a single class.

     Mergers and Other Business Combinations. Upon a merger, combination, or other similar transaction of Ingram Micro in which shares of common equity are exchanged for or changed into other stock or securities, cash and/or any other property, holders of each class of common equity will be entitled to receive an equal per share amount of stock, securities, cash, and/or any other property, as the case may be, into which or for which each share of any other class of common equity is exchanged or changed; provided that in any transaction in which shares of capital stock are distributed, the shares so exchanged for or changed into may differ as to voting rights and certain conversion rights to the extent and only to the extent that the voting rights and certain conversion rights of common stock and Class B common stock differ at that time.

     Other Provisions. The holders of the common stock and Class B common stock are not entitled to preemptive rights. There are no redemption provisions or sinking fund provisions applicable to the common stock or the Class B common stock.

Preferred Stock

     The board of directors is authorized, subject to any limitations prescribed by the Delaware General Corporation Law, or the rules of any quotation system or national securities exchange on which stock of Ingram Micro may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each of these series; to fix the rights, powers, preferences, and privileges of the shares of each series and any qualifications and restrictions thereon; and, to the extent permitted by the DGCL, to increase or decrease the number of shares of each of these series, without any further vote or action by the shareowners. Depending upon the terms of the preferred stock established by the board of directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of Ingram Micro or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. We have no present plans to issue any shares of preferred stock.

Registration Agreement

     Ingram Micro has filed the registration statement with the SEC. We will use our reasonable best efforts to keep the registration statement effective pursuant to the registration agreement for a period commencing on the date on which this registration statement is effective and ending on December 3, 2005 or an earlier date on which all of the offered shares have been sold or cease to be registrable securities. According to the terms of the registration agreement, registrable securities means any shares of Ingram Micro common stock issued or issuable to a selling shareholder upon exercise of the warrant; provided that the offered shares shall cease to be registrable securities if and when:

          (1) a registration statement with respect to the disposition of the offered shares shall have become effective under the Securities Act and the shares shall have been disposed of pursuant to this effective registration statement,

          (2) the offered shares shall have been sold under circumstances in which all of the applicable conditions of Rule 144 are met,

          (3) all of the offered shares have been otherwise transferred to selling shareholders who may trade these shares without restriction under the Securities Act, and Ingram Micro has delivered a new certificate or other evidence of ownership for the offered shares not bearing a restrictive legend, or

          (4) in the opinion of Ingram Micro's counsel, all of the offered shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) under the Securities Act.

     In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Ingram Micro common stock, an adjustment shall be deemed to be made in the definition of registrable securities in the registration agreement as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to the registration agreement.

     Ingram Micro will be permitted to suspend the use of this prospectus under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events for a period not to exceed 60 days and not to exceed an aggregate of 120 days in any 12-month period. A holder who sells shares pursuant to the registration statement generally will be required to be named as a selling shareholder in this prospectus, deliver this prospectus to purchasers of the offered shares and be bound by certain provisions of the registration agreement that are applicable to that holder, including certain indemnification provisions.

     Ingram Micro has agreed to pay all expenses of the registration statement, excluding any underwriting fees or discounts or commissions attributable to the sale of registrable securities. Ingram Micro has also agreed to provide to each registered holder copies of this prospectus, notify each registered holder when the registration statement has become effective and take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the shares. The plan of distribution of this prospectus permits resales of offered shares by selling shareholders through brokers and dealers.

Limitation of Liability; Indemnification

     As permitted by the DGCL, the certificate of incorporation provides that directors of Ingram Micro shall not be personally liable to Ingram Micro or its shareowners for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, which currently provides that this liability may be so limited, except for liability:

          o for any breach of the director's duty of loyalty to Ingram Micro or its shareowners,

          o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

          o under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or

          o for any transaction from which the director derives an improper personal benefit.

     Each person who is or was a party to any action by reason of the fact that the person is or was a director or officer of Ingram Micro shall be indemnified and held harmless by Ingram Micro to the fullest extent permitted by the DGCL. This right to indemnification also includes the right to have paid by Ingram Micro the expenses incurred in connection with any proceeding in advance of its final disposition, to the fullest extent permitted by the DGCL. In addition, we may, by action of the board of directors, provide indemnification to other employees and agents of Ingram Micro to the extent the board of directors determines to be appropriate under the DGCL.

     As a result of this provision, Ingram Micro and its shareowners may be unable to obtain monetary damages from a director for breach of his duty of care. Although shareowners may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, shareowners may not have any effective remedy against the challenged conduct if equitable remedies are unavailable. We also reserve the right to purchase and maintain directors' and officers' liability insurance.

Board Representation Agreement

     Ingram Micro and the Ingram family stockholders have entered into a board representation agreement. So long as the Ingram family stockholders and their permitted transferees, as they are defined in the board representation agreement, own in excess of 25,000,000 shares of the outstanding common equity, the board representation agreement provides for the designation of certain nominees:

          o not more than three directors designated by the Ingram family stockholders,

          o one director designated by the chief executive officer of Ingram Micro, and

          o four or five additional independent directors who are not members of the Ingram family or executive officers or employees of Ingram Micro.

     Directors designated by the Ingram family stockholders may, but are not required to, include Martha R. Ingram, any of her legal descendants, or any of their respective spouses. Messrs. Orrin H. Ingram and John R. Ingram and Mrs. Ingram are the directors designated by the Ingram family stockholders; Mr. Jerre L. Stead is the director designated by the chief executive officer of Ingram Micro; and Messrs. Don H. Davis, Jr., Philip M. Pfeffer, J. Phillip Samper, Joe B. Wyatt and Gerhard Schulmeyer are independent directors. Each of the parties to the board representation agreement, other than Ingram Micro, has agreed to vote its shares of common equity in favor of the designated nominees. The Ingram family stockholders' holdings of common equity are sufficient to guarantee the election of the designated nominees.

     The board representation agreement provides for the formation of certain committees of the board of directors. As provided in the bylaws and the board representation agreement, Ingram Micro has four committees: an executive committee, a nominating committee, an audit committee, and a human resources committee.

     In addition to provisions relating to the designation of directors, the board representation agreement provides that certain types of corporate transactions, including:

          o    transactions involving the potential sale or merger of Ingram
               Micro;

          o    the issuance of additional equity, warrants, or options;

          o acquisitions involving aggregate consideration in excess of 10% of Ingram Micro's stockholders' equity;

          o any guarantee of indebtedness of an entity other than a subsidiary of Ingram Micro exceeding 5% of Ingram Micro's stockholders' equity; and

          o the incurrence of indebtedness in a transaction which could reasonably be expected to reduce Ingram Micro's investment rating (a) lower than one grade below the rating in effect immediately following our initial public offering in November 1996 or (b) below investment grade, may not be entered into without the written approval of at least a majority of the voting power deemed to be held, for purposes of the board representation agreement, by certain of the Ingram family stockholders, acting in their sole discretion.

     The board representation agreement will terminate on the date on which the Ingram family stockholders and their permitted transferees collectively cease to beneficially own at least 25,000,000 shares of the common equity of Ingram Micro, as this number may be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, and other transactions in the capital stock of Ingram Micro. All decisions for the Ingram family stockholders that are trusts or foundations will be made by the trustees thereof, who in some cases are members of the Ingram family.

Other Certificate of Incorporation and Bylaw Provisions

     The bylaws provide that a majority of the total number of directors shall constitute a quorum for the transaction of business. The board of directors may act by unanimous written consent. The board representation agreement contains additional provisions relating to corporate governance, as described above.

     Annual meetings of shareowners shall be held to elect the board of directors and transact any other business as may be properly brought before the meeting. Special meetings of shareowners may be called by the chairman and shall be called by the secretary on the written request of shareowners having 10% of the voting power of Ingram Micro. The shareowners may act by written consent in lieu of a meeting of shareowners until all shares of Class B common stock cease to be outstanding.

     The certificate of incorporation may be amended with the approval of the board of directors by the vote required as described above. For so long as any shares of Class B common stock remain outstanding, in addition to any vote required by law, any amendment also requires the approval of the holders of a majority of Ingram Micro's outstanding voting power and a majority of the members of the board of directors. However, any amendment to the provisions of the certificate of incorporation relating to the common equity also requires the consent of a majority of the outstanding voting power held by the Ingram family stockholders. The bylaws may be amended with the approval of three-quarters of the entire board of directors or by the holders of 75% of Ingram Micro's voting power present and entitled to vote at any annual or special meeting of shareowners at which a quorum is present.

     The number of directors which shall constitute the whole board of directors shall be fixed by resolution of the board of directors. The number of directors shall be eight or nine. The board currently has nine members. The vote of a majority of the entire board is required for all actions of the board. The directors shall be elected at the annual meeting of the shareowners, except for filling vacancies. Directors may be removed with the approval of the holders of a majority of Ingram Micro's voting power present and entitled to vote at a meeting of shareowners. Vacancies and newly created directorships on the board of directors resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, a sole remaining director, or the holders of a majority of the voting power present and entitled to vote at a meeting of shareowners. So long as the Ingram family stockholders and their permitted transferees own at least 25,000,000 shares of the common equity, the bylaws will provide for the appointment of the designated nominees.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareowners entitled to vote generally, shall constitute a quorum for shareowner action at any meeting.

Section 203 of the DGCL

     Ingram Micro is subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in a business combination, as defined in Section 203, with an "interested stockholder," which is defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of the company or any person affiliated with such a person, for a period of three years following the date that the shareowner became an interested stockholder, unless:

          o prior to that date the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareowner becoming an interested stockholder;

          o upon consummation of the transaction that resulted in the shareowner becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by directors who are also officers of the corporation and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          o on or subsequent to that date the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareowners by the affirmative vote of at least 662/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

Transfer Agent

     The transfer agent and registrar for the common stock is First Chicago Trust Company of New York, a division of EquiServe.

                              SELLING SHAREHOLDERS

     The shares of common stock offered by this prospectus were originally issued by Ingram Micro to the selling shareholders pursuant to the warrant dated December 3, 1999, in a transaction exempt from the registration requirements of the Securities Act. The term "selling shareholders" includes SOFTBANK Corp., a Japanese corporation, and its transferees, pledgees, donees, successors or assigns, and any other person who becomes a party to or agrees to be bound by the registration agreement. In 1998, Ingram Micro entered into a strategic alliance with SOFTBANK to provide global services to value-added resellers, with Ingram Micro serving as SOFTBANK's supplier in markets outside Japan and Korea, and SOFTBANK fulfilling Ingram Micro's sales to the Japanese and Korean markets.

       The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the offered shares. The cover page of this prospectus sets forth the name and number of shares of common stock to be offered.

     SOFTBANK owns 1,168,682 outstanding shares of Ingram Micro common stock and has the right to purchase an additional 1,500,000 shares pursuant to the warrant. Assuming SOFTBANK had exercised its warrant to purchase 1,500,000 shares of Ingram Micro common stock on November 30, 1999, SOFTBANK would own approximately 1.83% of the outstanding common equity as of such date.

                              PLAN OF DISTRIBUTION

     Ingram Micro will not receive any of the proceeds of the sale of the offered shares. The offered shares may be offered and sold by the selling shareholders from time to time to purchasers directly. Alternatively, the selling shareholders may from time to time offer and sell the offered shares to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the offered shares for whom they may act as agents. The selling shareholders and any underwriters, broker/dealers or agents that participate in the distribution of the offered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of offered shares by any selling shareholders and any discounts, commissions, concessions or other compensation received by any of these underwriters, broker/dealers or agents may be deemed to be underwriting discounts or commissions under the Securities Act. To the extent the selling shareholders may be deemed to be underwriters, the selling shareholders may be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

     The offered shares may be offered and sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the offered shares may be effected in transactions, which may involve crosses or block transactions:

          o on any national securities exchange or quotation service on which the offered shares may be listed or quoted at the time of sale,

          o    in the over-the-counter market,

          o in transactions otherwise than on these exchanges or services or in the over-the-counter market, or

          o    through the writing of options.

     At the time a particular offering of the offered shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of offered shares being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers. This prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the offered shares. In addition, the offered shares covered by this prospectus may be sold in private transactions or under Rule 144 rather than pursuant to this prospectus.

     To the best knowledge of Ingram Micro, there are currently no plans, arrangements or understandings between any selling shareholders and any broker/dealer, agent or underwriter regarding the sale of the offered shares by the selling shareholders. There is no assurance that any selling shareholder will sell any or all of the offered shares or that any selling shareholder will not transfer the offered shares by other means not described in this prospectus.

     To comply with the securities laws of certain jurisdictions, if applicable, the offered shares will be offered or sold in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the offered shares may not be offered or sold unless they have been registered or qualified for sale in these jurisdictions or an exemption from registration or qualification is available and is complied with.

     The selling shareholders and any other person participating in this distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act which may limit the timing of purchases and sales of any of the offered shares by the selling shareholders or any other person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the offered shares to engage in market-making activities with respect to the particular offered shares being distributed for a period of up to five business days prior to the commencement of that distribution. All of the foregoing may affect the marketability of the offered shares and the ability of any person or entity to engage in market-making activities with respect to the offered shares.

     Pursuant to the registration agreement entered into in connection with the registration of the shares by Ingram Micro, each of Ingram Micro and the selling shareholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

     The selling shareholders will not pay any expenses incidental to the registration, offering and sale of the offered shares to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

     Pursuant to the registration agreement, the selling shareholders will not pay any expenses of the registration of the offered shares, including, without limitation, all registration and filing fees, including, without limitation:

          (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and

          (y) of compliance with federal and state securities or blue sky laws.

     Ingram Micro will register or qualify or cooperate with the selling shareholders in connection with the registration or qualification or exemption from the registration or qualification of the offered shares for offer and sale under securities or blue sky laws of the jurisdictions within the United States as any selling shareholder reasonably requests in writing.

                                 LEGAL MATTERS

     The validity of the shares offered by this prospectus will be passed upon for Ingram Micro by Davis Polk & Wardwell.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to Ingram Micro's Annual Report on Form 10-K for the year ended January 2, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     An itemized statement of the estimated amount of the expenses, other than underwriting discounts and commissions, incurred and to be incurred in connection with the distribution of the shares registered pursuant to this registration statement follows. Except for the Securities and Exchange Commission registration fee, all amounts are estimates.

     Securities and Exchange Commission registration fee............ $     4,925
     Printing and engraving expenses................................      10,000
     Accounting fees and expenses...................................       8,000
     Legal fees and expenses........................................      25,000
     Transfer Agent fees and expenses...............................       5,000
     Miscellaneous..................................................       2,075
                                                                     -----------
          Total..................................................... $    55,000
                                                                     ===========


Item 15.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Ingram Micro may and, in certain cases, must be indemnified by Ingram Micro against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Ingram Micro. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Ingram Micro, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     Section 102 of the DGCL allows Ingram Micro to eliminate or limit the personal liability of a director to Ingram Micro or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director:

          o breaches such person's duty of loyalty to the Company or its stockholders,

          o fails to act in good faith, engages in intentional misconduct or knowingly violates a law,

          o authorizes the payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the DGCL or

          o    obtains an improper personal benefit.

     Article Tenth of Ingram Micro's certificate of incorporation includes a provision which eliminates directors' personal liability to the fullest extent permitted under the DGCL.

     Article Tenth of Ingram Micro's certificate of incorporation also provides that Ingram Micro shall indemnify any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Ingram Micro or is or was serving at the request of Ingram Micro as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Delaware Law. Each such indemnified party shall have the right to be paid by Ingram Micro for any expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. Article Tenth of Ingram Micro's certificate of incorporation also provides that Ingram Micro may, by action of its board of directors, provide indemnification to such of the employees and agents of Ingram Micro to such extent and to such effect as the board of directors shall determine to be appropriate and authorized by Delaware Law.

     As permitted by Delaware Law and Ingram Micro's certificate of incorporation, we maintain insurance covering our directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933, as amended.

Item 16.  Exhibits

(a)  List of Exhibits.

4.01      --    Registration Agreement dated as of December 3, 1999 between
                Ingram Micro Inc. and SOFTBANK corp.

4.02      --    Warrant Agreement dated as of December 3, 1999 between
                Ingram Micro Inc. and SOFTBANK Corp.

5.01      --    Opinion of Davis Polk & Wardwell

23.01     --    Consent of PricewaterhouseCoopers LLP

23.02     --    Consent of Davis Polk & Wardwell (included in Exhibit 5.01)

24.01     --    Powers of Attorney of certain officers and directors of
                Ingram Micro Inc. (included on the signature pages hereof)

99.01     --    Cautionary Statements for Purposes of the "Safe Harbor"
                Provisions of the Private Securities Litigation Reform Act of
                1995 (incorporated by reference to Exhibit 99.01 to Ingram
                Micro Inc.'s Annual Report on Form 10-K for the fiscal year ended January 2, 1999, filed with the SEC on April 1, 1999)

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of shares offered (if the total dollar value of shares offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that if the information required to be included in a post-effective amendment by paragraphs (1) (i) and (ii) above is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, paragraphs (1)
(i) and (ii) shall not apply.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the shares being registered which remain unsold at the termination of the offering.

          (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof.

          (5) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by any underwriters during the subscription period, the amount of unsubscribed securities to be purchased by any underwriters, and the terms of any subsequent offering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

          (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Ingram Micro pursuant to the foregoing provisions, or otherwise, Ingram Micro has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ingram Micro of expenses incurred or paid by a director, officer or controlling person of Ingram Micro in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, Ingram Micro will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Ingram Micro Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 29th day of December, 1999.

                                       INGRAM MICRO INC.

                                       By: /s/  JAMES E. ANDERSON, JR
                                          -------------------------------------
                                          Name:  James E. Anderson, Jr.
                                          Title: Senior Vice President,
                                                 Secretary and General Counsel


                               POWER OF ATTORNEY

     The registrant and each person whose signature appears below constitutes and appoints Jerre L. Stead, Michael J. Grainger, and James E. Anderson, Jr., and any agent for service named in this Registration Statement and each of them, his, her, or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her, or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          Signature                                    Title                                        Date
          ---------                                    -----                                        ----
/s/ Jerre L. Stead                   Chief Executive Officer (Principal Executive Officer);    December 29, 1999
--------------------------------     Chairman of the Board
Jerre L. Stead

/s/ Michael J. Grainger              Executive Vice President and Worldwide Chief
--------------------------------     Financial Officer (Principal Financial Officer and        December 29, 1999
Michael J. Grainger                  Principal Accounting Officer)

/s/ Martha R. Ingram                 Director                                                  December 29, 1999
--------------------------------
Martha R. Ingram

/s/ John R. Ingram                   Director                                                  December 29, 1999
--------------------------------
John R. Ingram

/s/ David B. Ingram                  Director                                                  December 29, 1999
--------------------------------
David B. Ingram

/s/ Philip M. Pfeffer                Director                                                  December 29, 1999
--------------------------------
Philip M. Pfeffer

/s/ Don H. Davis, Jr.                Director                                                  December 29, 1999
--------------------------------
Don H. Davis, Jr.

/s/ J. Phillip Samper                Director                                                  December 29, 1999
--------------------------------
J. Phillip Samper



                                     II- 4



          Signature                                    Title                                        Date
          ---------                                    -----                                        ----

/s/ Joe B. Wyatt                     Director                                                  December 29, 1999
--------------------------------
Joe B. Wyatt

/s/ Gerhard Schulmeyer               Director                                                  December 29, 1999
--------------------------------
Gerhard Schulmeyer

                                 EXHIBIT INDEX


    Exhibit                             Description
    -------                             -----------

     4.01      --  Registration Agreement dated as of December 3, 1999 between
                   Ingram Micro Inc. and SOFTBANK Corp.
     4.02      --  Warrant Agreement dated as of December 3, 1999 between
                   Ingram Micro Inc. and SOFTBANK Corp.
     5.01      --  Opinion of Davis Polk & Wardwell
    23.01      --  Consent of PricewaterhouseCoopers LLP
    23.02      --  Consent of Davis Polk & Wardwell (included in Exhibit 5.01)
    24.01      --  Powers of Attorney of certain officers and directors of
                   Ingram Micro Inc. (included on the signature pages hereof)
    99.01      --  Cautionary Statements for Purposes of the "Safe Harbor"
                   Provisions of the Private Securities Litigation Reform Act of 1995 (incorporated by reference to Exhibit 99.01 to Ingram Micro Inc.'s Annual Report on Form 10-K for the fiscal year ended January 2, 1999, filed with the SEC on April 1, 1999)




                                     II- 6